EXHIBIT 3.1
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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 SB MERGER CORP.

                  Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware

         SB Merger Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The name of the Corporation is SB Merger Corp. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on January 3, 2000.

         2. This Amended and Restated Certificate of Incorporation was recommended to the stockholders of the Corporation for approval as being advisable and in the best interests of the Corporation by resolutions adopted by the Board of Directors by written consent on March 6, 2002.

         3. The Amended and Restated Certificate of Incorporation was adopted by the affirmative vote of the stockholders of the Corporation by written consent as of March 6, 2002.

         4. This Amended and Restated Certificate of Incorporation restates, integrates and amends the certificate of incorporation of the Corporation.

         5. The text of the Corporation's certificate of incorporation is amended and restated in its entirety to read as follows:

         FIRST: The name of the corporation (the "Corporation") is SB Merger
Corp.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 85,000,000 consisting of
(i) 75,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").
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         In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

                  (a) The Board of Directors is authorized, to the fullest extent permitted by the General Corporation Law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock, with or without series, and, by filing a certificate pursuant to the applicable law of the State of Delaware (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other rights (including voting powers, full or limited, or no voting powers), and the qualifications, limitations or restrictions thereof, of the shares of each such series.

                  (b) The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                           (i) the number of shares constituting that series, which number may be increased or decreased from time to time by the Board of Directors, and the distinctive designation of that series;

                           (ii) whether any dividends shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                           (iii) whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                           (iv) whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (v) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                           (vi) whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

                           (vii) the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the Corporation into or with any other

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         corporation, or the merger of any other corporation into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

                           (viii) whether the shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

                           (ix) any other powers, designations, preferences and relative, participating, optional or other rights (including voting powers, full or limited, or no voting powers), or qualifications, limitations or restrictions thereof, of the shares of that series.

         Without limiting the generality of the foregoing, the Certificate of Designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided by law or by this Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Amended and Restated Certificate of Incorporation.

         FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

                  (a) Subject to the limitations and exceptions, if any, contained in the bylaws of the Corporation, the bylaws may be adopted, amended or repealed by the Board of Directors of the Corporation.

                  (b) Elections of directors need not be by written ballot.

                  (c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the bylaws of the Corporation.

                  (d) Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: The Corporation shall indemnify each person who at any time is, or shall have been a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,

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administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this paragraph shall deprive a person of the benefit of this paragraph with respect to any act or failure to act of such person occurring prior to such amendment or repeal.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH: To the maximum extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation. No amendment to or repeal of the provisions of this paragraph shall apply to or have any effect on the liability or the alleged liability of any director of the Corporation with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

         TENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly constituted annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

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         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has executed, signed, and acknowledged this Amended and Restated Certificate of Incorporation this 8th day of April, 2002.

                                             SB MERGER CORP.


                                             By: /s/ Judith Haselton
                                                -------------------------------
                                             Judith Haselton
                                             Its President












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